Exhibit 99.1

Kraft Heinz Commences Cash Tender Offer for

Any and All of Certain of its Outstanding Notes

for Up to $2.8 Billion Aggregate Purchase Price

PITTSBURGH & CHICAGO – June 7, 2021 – The Kraft Heinz Company (“Kraft Heinz”) (Nasdaq: KHC) announced today that its 100% owned subsidiary Kraft Heinz Foods Company (the “Issuer”) has commenced cash tender offers (each, an “Offer” and collectively, the “Offers”) to purchase up to a maximum combined aggregate purchase price of $2.8 billion, including principal and premium but excluding accrued and unpaid interest (the “Maximum Purchase Price”) of its outstanding notes listed in the table below (the “Notes,” and each, a “Series” of Notes). Subject to the Maximum Purchase Price, the amount of a Series of Notes that is purchased in the Offers will be based on the Acceptance Priority Levels set forth below. The Offers are being made on the terms and subject to the conditions set forth in the offer to purchase dated June 7, 2021 (the “Offer to Purchase”). Capitalized terms used in this release but not otherwise defined have the meaning given in the Offer to Purchase.

Consummation of the Offers and payment for the Notes accepted for purchase are subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the Maximum Consideration Condition (as defined below), as well as other customary conditions. Subject to applicable law, the Issuer has reserved the absolute right to, in its sole discretion, at any time, (i) waive any and all conditions to the Offers, (ii) extend, terminate, or withdraw any Offer or the Offers, (iii) increase the Maximum Purchase Price or waive the Maximum Consideration Condition, with or without extending the Withdrawal Time (as defined below), or (iv) otherwise amend the Offers in any respect.

The Offers will expire at 5:00 p.m., New York City time, on June 11, 2021, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes (“Holders”) may withdraw their validly tendered Notes at any time at or prior to 5:00 p.m., New York City time, on June 11, 2021, unless extended (such time and date, as they may be extended, the “Withdrawal Time”). Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Offers.

Certain information regarding the Notes and the Offers is set forth in the table below.

Title of Security(1)	CUSIP	ISIN	Acceptance Priority Level(2)	Principal Amount Outstanding	Purchase Price(3)
5.000% Senior Notes due June 2042	50076QAE6 / 144A: 50076QAC0 / Reg S: U5009CAB6	US50076QAE61 / 144A: US50076QAC06 / Reg S: USU5009CAB64	1	$1,993,000,000	$1,187.50
5.000% Senior Notes due July 2035	50077LAL0	US50077LAL09	2	$992,000,000	$1,201.25
4.625% Senior Notes due January 2029	50077LAT3	US50077LAT35	3	$1,095,800,000	$1,147.50
4.625% Senior Notes due October 2039	50077LAX4 / 144A: 50077LAW6 / Reg S: U5009LAY6	US50077LAX47 / 144A: US50077LAW63 / Reg S: USU5009LAY66	4	$500,000,000	$1,137.50
3.750% Senior Notes due April 2030	50077LAV8 / 144A: 50077LAU0 / U5009LAX8	US50077LAV80 / 144A: US50077LAU08 / Reg S: USU5009LAX83	5	$997,500,000	$1,087.50
6.500% Senior Notes due February 2040	50076QAN6 / 50076QAM8 / 144A: 50076QAL0 / Reg S: U5009CAE0	US50076QAN60 / US50076QAM87 / 144A: US50076QAL05 / Reg S: USU5009CAE04	6	$772,783,000	$1,362.50
6.375% Senior Debentures due July 2028	423074AF0	US423074AF08	7	$235,325,000	$1,250.00
6.750% Senior Debentures due March 2032	42307TAG3	US42307TAG31	8	$436,577,000	$1,351.25
6.875% Senior Notes due January 2039	50076QAR7 / 50076QAP1 / U5009CAF7 / 50076QAQ9	US50076QAR74 / US50076QAP19 / USU5009CAF78 / US50076QAQ91	9	$868,230,000	$1,392.50
7.125% Senior Notes due August 2039	42307TAH1	US42307TAH14	10	$927,000,000	$1,430.00

(1)	Each Series of Notes is guaranteed by Kraft Heinz .
(2)

Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Consideration Condition is not satisfied with respect to every Series of Notes, we will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level ,” with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level). It is possible that a Series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more Series with a higher or lower Acceptance Priority Level are accepted for purchase. If any Series of Notes is accepted for purchase under the Offers, all Notes of that Series that are validly tendered and not validly withdrawn will be accepted for purchase. As a result, no Series of Notes accepted for purchase will be prorated.

(3)

Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Offers (exclusive of any accrued and unpaid interest, which will be paid in addition to the Purchase Price, from, and including, the last interest payment date for the relevant Series of Notes up to, but excluding, the Settlement Date (as defined below) (“Accrued Interest”)).

Subject to the Maximum Purchase Price, the application of the Acceptance Priority Levels and the other terms and conditions described in the Offer to Purchase, the Issuer intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time. The applicable Purchase Price for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined as set forth in the table above. Holders who validly tender and do not validly withdraw their Notes at or prior to the Expiration Time will be eligible to receive the applicable Purchase Price.

The Issuer’s obligation to complete an Offer with respect to a particular Series of Notes validly tendered is conditioned on the aggregate purchase price for the Offers, excluding the Accrued Interest with respect to each Series (the “Aggregate Purchase Price”), not exceeding Maximum Purchase Price, and on the Maximum Purchase Price being sufficient to pay the Aggregate Purchase Price for all validly tendered Notes of such Series (after paying the Aggregate Purchase Price for all validly tendered Notes that have a higher Acceptance Priority Level) (the “Maximum Consideration Condition”).

If the Maximum Consideration Condition is not satisfied with respect to each series of Notes, for (i) a series of Notes (the “First Non-Covered Notes”) for which the Maximum Purchase Price is less than the sum of (x) the Aggregate Purchase Price for all validly tendered First Non-Covered Notes and (y) the Aggregate Purchase Price for all validly tendered Notes of all series, having a higher Acceptance Priority Level as set forth above (with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level) than the First Non-Covered Notes, and (ii) all series of Notes with an Acceptance Priority Level lower than the First Non-Covered Notes (together with the First Non-Covered Notes, the “Non-Covered Notes”), then the Issuer may, at any time on or prior to the Expiration Time:

(a)

terminate an Offer with respect to one or more series of Non-Covered Notes for which the Maximum Consideration Condition has not been satisfied, and promptly return all validly tendered Notes of such series, and any other series of Non-Covered Notes, to the respective tendering Holders; or

(b)

waive the Maximum Consideration Condition with respect to one or more series of Non-Covered Notes and accept all Notes of such series, and of any series of Notes having a higher Acceptance Priority Level, validly tendered; or

(c)	if there is any series of Non-Covered Notes with a lower Acceptance Priority Level than the First Non-Covered Notes for which:

(i)	the Aggregate Purchase Price necessary to purchase all validly tendered Notes of such series, plus

(ii)

the Aggregate Purchase Price necessary to purchase all validly tendered Notes of all series having a higher Acceptance Priority Level than such series of Notes, other than any series of Non-Covered Notes that has or have not also been accepted as contemplated by this clause (c), is equal to, or less than, the Maximum Purchase Price, accept all validly tendered Notes of all such series having a lower Acceptance Priority Level, until there is no series of Notes with a higher or lower Acceptance Priority Level to be considered for purchase for which the conditions set forth above are met.

It is possible that a series of Notes with a particular Acceptance Priority Level will fail the meet the conditions set forth above and therefore will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

Settlement for Notes validly tendered at or prior to the Expiration Time is expected to occur on June 14, 2021, the first business day following the Expiration Time, unless extended by the Issuer in its sole discretion (the “Settlement Date”). Settlement for Notes delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase and accepted for purchase pursuant to the Offers is expected to occur on June 16, 2021, the third business day following the Expiration Time (the “Guaranteed Delivery Settlement Date”).

In addition to the Purchase Price, all Notes accepted for purchase pursuant to the Offers, will, on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable, also receive Accrued Interest in respect of such Notes. For the avoidance of doubt, Accrued Interest will cease to accrue on the Settlement Date for all Notes accepted in the Offers and Holders whose Notes are tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase and are accepted for purchase will not receive payment in respect of any interest for the period from and including the Settlement Date.

Kraft Heinz has engaged BofA Securities, J.P. Morgan and Wells Fargo Securities to act as lead dealer managers (collectively, the “Lead Dealer Managers”) and BNP PARIBAS, Credit Agricole CIB, Credit Suisse, Deutsche Bank Securities, MUFG and SMBC Nikko to act as co-dealer managers (collectively, the “Co-Dealer Managers” and, together with the Lead Dealer Managers, the“Dealer Managers”) in connection with the Offers and has appointed Global Bondholder Services Corporation to serve as the tender agent and information agent for the Offers. Copies of the Offer to Purchase are available at https://www.gbsc-usa.com/kraftheinzcompany/ or by contacting Global Bondholder Services Corporation via telephone +1 (866) 470-3800 (toll free) or +1 (212)-430-3774 (for banks and brokers). Questions regarding the terms of the Offers should be directed to BofA Securities at +1 (980) 388-3646 or debt_advisory@bofa.com, J.P. Morgan at +1 (866) 834-4666 (toll free) or +1 (212) 834-4087 (collect) or Wells Fargo Securities at +1 (866) 309-6316 (toll free) or +1 (704) 410-4759 (collect).

None of the Issuer, Kraft Heinz, their respective boards of directors or boards of managers, as applicable, the Dealer Managers, Global Bondholders Services Corporation or the trustees for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Offers. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Offers, and no decision should be made by any Holder on the basis of this press release. The terms and conditions of the Offers are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information that should be read carefully before any decision is made with respect to the Offers. The Offers are not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. If any Holder is in any doubt as to the contents of this press release, or the Offer to Purchase, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Offers.

ABOUT THE KRAFT HEINZ COMPANY

We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2020 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as “plan,” “believe,” “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “deliver,” “drive,” “improve,” “intend,” “assess,” “remain,” “evaluate,” “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” “grow,” “will,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft Heinz’s plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Issuer’s control.

Important factors that may affect Kraft Heinz’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, market conditions and the timing and ability of the Issuer to consummate the Offers; the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; Kraft Heinz’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in Kraft Heinz’s relationships with significant customers or suppliers, or in other business relationships; Kraft Heinz’s ability to maintain, extend, and expand its reputation and brand image; Kraft Heinz’s ability to leverage its brand value to compete against private label products; Kraft Heinz’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; Kraft Heinz’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; Kraft Heinz’s ability to successfully execute its strategic initiatives; the impacts of Kraft Heinz’s international operations; Kraft Heinz’s ability to protect intellectual property rights; Kraft Heinz’s ownership structure; Kraft Heinz’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness;

Kraft Heinz’s level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the Securities and Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; failure to maintain an effective system of internal controls; a downgrade in Kraft Heinz’s credit rating; the impact of future sales of Kraft Heinz’s common stock in the public market; Kraft Heinz’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which Kraft Heinz or Kraft Heinz’s customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where Kraft Heinz does business; changes in Kraft Heinz’s management team or other key personnel and Kraft Heinz’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Kraft Heinz’s forward-looking statements, see Kraft Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC. Kraft Heinz disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:

Michael Mullen (media)

Michael.Mullen@kraftheinz.com

Christopher Jakubik, CFA (investors)

ir@kraftheinz.com

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